UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 17, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On June 17, 2010, Genzyme Corporation (“Genzyme”) entered into a master confirmation agreement and a supplemental confirmation agreement (collectively, the “Agreement”) with Goldman, Sachs & Co. to effect an accelerated repurchase of $1 billion of Genzyme’s common stock.  The shares are being repurchased as part of Genzyme’s $2 billion share repurchase plan that it announced in May 2010.

Pursuant to the Agreement, Genzyme paid $1 billion (the “Up Front Payment”) to Goldman, Sachs & Co. on June 22, 2010 and received approximately 15.5 million shares of its common stock (the “Initial Shares”), currently estimated to be approximately 80% of the total shares to be repurchased under the Agreement (based on Genzyme’s closing share price of $51.43 on June 17, 2010).  Genzyme intends to apply the net proceeds from its recently completed debt offering to the Up Front Payment.

The total number of shares ultimately repurchased under the Agreement will be determined upon final settlement. Genzyme will either receive a settlement amount of additional shares of its common stock or, under certain circumstances, be required to remit a settlement amount, payable, at Genzyme’s option, in cash or common stock. Genzyme’s effective per share repurchase price under the Agreement will be based generally on the volume-weighted average share price of its common stock, less a discount, during a period of up to four months (the “Average Share Price”) and the settlement amount will be equivalent to the Up Front Payment divided by the Average Share Price, minus the number of Initial Shares.

The Agreement is subject to terms customary for similar agreements of this type, including but not limited to providing for the effect of extraordinary corporate transactions and setting forth circumstances under which the Agreement may be accelerated, terminated or unwound early.

Genzyme worked with Goldman, Sachs & Co. and an affiliate of Credit Suisse Securities (USA) LLC in structuring the accelerated stock repurchase program.  Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, or their respective affiliates, have provided certain commercial banking, financial advisory and investment banking services to Genzyme including serving as Joint Bookrunners in Genzyme’s recently completed debt offering and currently advising Genzyme in connection with its previously announced exploration of strategic alternatives for its genetic testing and diagnostic products business units.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: June 23, 2010	By:	/s/ Michael S. Wyzga
Michael S. Wyzga
Executive Vice President, Finance and Chief Financial Officer